Series 1
72DD1/72DD2
Class A $8, Class C $3, Class I $ 654
73A1/73A2
Class A $0.1530, Class C $ 0.1290, Class I $0.1610
74U1/74U2
Class A 74, Class C 39, Class I 4,132
74V1/74 V2
Class A $10.03, Class C $10.01, Class I $10.03
Series 2
72DD1/72DD2
Class A $ , Class C $ , Class I $
73A1/73A2
Class A $ , Class C $ , Class I $
74U1/74U2
Class A 49, Class C 15, Class I 3,190
74V1/74V2
Class A $10.11, Class C $10.08, Class I $10.12
Series 3
72DD1/72DD2
Class A $, Class C $, Class I $
73A1/73A2
Class A $, Class C $, Class I $
74U1/74U2
Class A 702, Class C 131, Class I 6,277

74V1/74V2
Class A $10.17, Class C $10.13, Class I $10.18
Series 4
72DD1/72DD2
Class A $, Class C $, Class I $ 49
73A1/73A2
Class A $, Class C $, Class I $0.0071
74U1/74U2
Class A 12, Class C 10, Class I 2,485
74V1/74V2
Class A $9.95, Class C $9.95, Class I $9.95